Exhibit 99.1

COMPUTRON, INC.

SUBSCRIPTION AGREEMENT

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to COMPUTRON, INC., hereby subscribes for the purchase of the number of Common Shares indicated below of COMPUTRON, INC., at a purchase of $0.15 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A. INVESTMENT:	(1) Number of Shares ___________________________

(2) Date of Investor's check _______________________

B. REGISTRATION:

(3) Registered owner: __________________________

Co-Owner: __________________________________

(4) Mailing address: ___________________________

City, State & zip: _________________________

(5) Residence Address (if different from above):

=================================================

(6) Birth Date: ______/______/______

(7) Employee or Affiliate: Yes ______ No ______

(8) Social Security: #: ______/______/______

U.S. Citizen [ ] Other [ ]

Co-Owner Social Security:

#: ______/______/______

U.S. Citizen [ ] Other [ ]

Corporate or Custodial:

Taxpayer ID #: ______/______/______

U.S. Citizen [ ] Other [ ]

(9) Telephone (H) ( ) ______________________

(10) *email address:__________________________

*Please note that by providing your email address, you accept that all further communications between you and the Company shall be by email, unless otherwise required by law and/or the rules and regulations of any governing body of traded securities.

C. OWNERSHIP

[ ] Individual Ownership [ ] IRA or Keogh

[ ] Joint Tenants with Rights of Survivorship

[ ] Trust/Date Trust Established_______________

[ ] Pension/Trust (S.E.P.)

[ ] Tenants in Common [ ] Tenants by the Entirety

[ ] Corporate Ownership [ ] Partnership

[ ] Other_____________________

D. SIGNATURES

Registered Owner: _____________________________

Co-Owner: _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:	COMPUTRON, Inc.

c/o

Eilers Law Group, PA

169 NE 43rd Street

Miami, FL 33137

____________________________________________________________________

FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________